Exhibit 5(d)



April 25, 2005


TO:         ALLSTATE LIFE INSURANCE COMPANY
            NORTHBROOK, IL  60062

FROM:       MICHAEL J. VELOTTA
             SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FILE NO. 333-100068

With reference to Post Effective Amendment No. 3 to the Form S-3 Registration Statement filed by Allstate Life Insurance Company (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and On the basis of such examination, it is my opinion that as of April 25, 2005:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectii constituting a part of the Registration Statement.


Sincerely,



/S/MICHAEL J. VELOTTA
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Michael J.Velotta
Senior Vice President, Secretary and General Counsel